UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 29. 2010

BIOSCRIP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	0-28740 (Commission File Number)	05-0489664 (I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York (Address of principal executive offices)	10523 (Zip Code)
Registrant’s telephone number, including area code: (914) 460-1600
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 1, 2010, BioScrip, Inc. (the “Company”) announced that David W. Froesel, Jr. will succeed Stanley G. Rosenbaum, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, in the same position and title effective December 1, 2010. Mr. Rosenbaum resigned from his position at the Company effective as of November 30, 2010. Mr. Froesel, age 58, served as the Senior Vice President and Chief Financial Officer of Omnicare, Inc. from March 1996 until his retirement in December 2009.
     In connection with the appointment of Mr. Froesel, the Company entered into an employment offer letter (the “Offer Letter”) with Mr. Froesel dated November 29, 2010. The terms of the Offer Letter provide for the employment of Mr. Froesel as the Company’s Executive Vice President, Chief Financial Officer and Treasurer at an initial base annual salary of $500,000 with eligibility to participate in the Company’s Management Short-term Cash Bonus Program at a target bonus level of 80% of the then annual base salary and based on specific corporate performance goals to be determined by the Company’s Board of Directors. Mr. Froesel will be granted options to purchase 200,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) on the day he commences employment. The options will vest in three equal annual installments and the initial strike price of such options will be the closing price of the Common Stock on the later to occur of (i) the approval of the grant by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”); or (ii) the commencement date of Mr. Froesel’s employment. At the same time, Mr. Froesel will receive a cash-based phantom stock appreciation right (“SAR”) of 200,000 units at the closing price of the Common Stock on the commencement date of Mr. Froesel’s employment. The SAR will vest in three equal annual installments. Mr. Froesel may exercise this SAR, in whole or in part, to the extent the SAR has been vested and will receive in cash the amount, if any, by which the closing stock price on the exercise date exceeds the closing stock price on the commencement date of Mr. Froesel’s employment. Upon the exercise of any phantom SARs, Mr. Froesel will be required to use the net proceeds of such exercise to purchase shares of the Common Stock in the open market and hold such shares of Common Stock for a period of not less than one year from the date of purchase. Mr. Froesel’s right to exercise the SAR will expire on the earliest of (1) the tenth anniversary of the grant date, (2) the date that he forfeits his right to exercise the SAR as a result of termination of his employment, as more fully described below, or (3) the date that the SAR is exercised in full.
     Mr. Froesel will not be required to relocate for two years from the commencement date of his employment, but if he is required to relocate after that period, the Company will cover his relocation expenses. The Company will pay or reimburse Mr. Froesel for all reasonably and necessary expenses actually incurred or paid by him. Under the terms of the Offer Letter, Mr. Froesel entered into a restrictive covenant agreement with the Company dated November 29, 2010 (the “Restrictive Covenant Agreement”), which will provide that during the term of employment and for one year following his termination Mr. Froesel may not directly or indirectly participate in any business that is competitive with any line of business that makes up more than 10% of the Company’s total consolidated sales during the 12 month period preceding the termination of his employment. Similarly, for two years following his termination, Mr. Froesel may not solicit or otherwise interfere with the Company’s relationship with any present or former employee or customer of the Company. Mr. Froesel is also required to keep confidential during the term of employment and thereafter all confidential and proprietary information concerning the Company and its business.
     The Company also entered into a severance agreement dated November 30, 2010 (the “Severance Agreement”) with Mr. Froesel under which he is entitled to receive severance payment protection in the event of the termination of his employment under certain circumstances. If Mr. Froesel’s employment is terminated due to his death or disability, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all fully vested and exercisable options may be exercised by him or his estate for one year following termination, (iii) any restricted stock units granted will vest and be free from restrictions on transferability, (iv) any stock grants that are subject to forfeiture will become non-forfeitable and will fully vest and (v) all unvested SARs will immediately vest at the then current value and will be paid in cash. In addition, if Mr. Froesel should remain disabled for six months following his termination for disability, he will also be entitled to receive for a period of one year following termination, his annual salary at the time of termination (less any proceeds received by him on account of Social Security payments or similar benefits and the proceeds of any Company provided long-term disability insurance) and continuing coverage under all benefit plans and programs to which he was previously entitled.
     If the Company terminates Mr. Froesel for “Cause” or if Mr. Froesel terminates his employment other than for “Good Reason” (each as defined below), (i) he will be entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all unvested stock options and unvested SARs will lapse and terminate immediately and may no longer be exercised (except that in the event of termination without Good Reason, he will have 30 days from the date of termination to exercise any vested options and all unvested SARs will immediately vest at the then current value and paid in cash), (iii) any unvested restricted stock units will terminate immediately and (iv) any stock grants made to him that are subject to forfeiture will be immediately forfeited.
     If the Company terminates Mr. Froesel’s employment without “Cause” or Mr. Froesel terminates his employment for Good Reason, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) for a period of one year following termination he will be entitled to receive his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (iii) all unvested options will become vested and exercisable for 90 days from and after the date of termination (except that in the event of termination for Good Reason such options will be immediately exercisable) and he will become vested in any other pension or deferred compensation plan, (iv) any restricted stock units granted will vest and be free from restrictions on transferability, (v) all unvested SARs will immediately vest at then current value and will be paid in cash and (vi) any stock grants that are subject to forfeiture will become non-forfeitable and will fully vest.
     “Cause” means (i) conviction of a felony or a crime of moral turpitude, (ii) commission of unauthorized acts intended to result in personal enrichment at the material expense of the Company or (iii) material violation of duties or responsibilities to the Company which constitute willful misconduct or dereliction of duty, provided that as to any termination pursuant to clause (iii), a majority of the members of the Compensation Committee approve the termination before it is effectuated. “Good Reason” means the existence of any one or more of the following conditions that shall continue for more than 45 days following written notice thereof by Mr. Froesel to the Company: (i) the material change in or reduction of Mr. Froesel’s authority, duties and responsibilities, or the assignment to Mr. Froesel of duties materially inconsistent with his position or positions with the Company; (ii) a reduction in the Mr. Froesel’s then current annual salary without his consent; or (iii) within two years of the date of the Severance Agreement, Mr. Froesel (A) is required to relocate more than 50 miles from his residence in Cincinnati, Ohio, or (B) is prohibited from working one business day per week in the Cincinnati, Ohio vicinity.
     The Severance Agreement is intended to comply with the provisions of Section 409A of the Internal Revenue Code, to the extent applicable.
     The foregoing summary is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the Severance Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2, and the Restrictive Covenant Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.3, all of which are incorporated herein by reference. The press release issued by the Company announcing Mr. Froesel’s appointment as Chief Financial Officer and the termination of Mr. Rosenbaum’s employment is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Employment Offer Letter, dated as of November 29, 2010, by and between the Company and David W. Froesel, Jr.

10.2	Severance Agreement, dated as of November 30, 2010, by and between the Company and David W. Froesel, Jr.

10.3	Restrictive Covenant Agreement, dated as of November 29, 2010, by and between the Company and David W. Froesel, Jr.

99.1	Press Release dated December 1, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.
Date: December 3, 2010	By:	/s/ Barry A. Posner
Barry A. Posner
Executive Vice President, Secretary and General Counsel

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